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                                                                    EXHIBIT 3.1

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                       OF
                TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION

         Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), Talbert Medical Management Holdings Corporation (the "Corporation") hereby certifies as follows:

         1. The Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on November 12, 1996.

         2. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation. This Amended and Restated Certificate of Incorporation was duly adopted by the board of directors by resolution dated November 21, 1996, in accordance with Section 141(f) of the DGCL, and by the unanimous written consent of the stockholders of the Corporation dated November __, 1996, in accordance with Section 228 of the DGCL.

         3. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

         FIRST: The name of the Corporation is Talbert Medical Management Holdings Corporation.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1201 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is sixteen million two hundred thousand shares (16,200,000), consisting of fifteen million (15,000,000) shares of Common Stock, of the par value of $.01 per share, and one million two hundred thousand (1,200,000) shares of Preferred Stock, of the par value of $.01 per share.

         The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to fix and


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determine by resolution or resolutions the number of shares of each series of
Preferred Stock and the designation thereof, and voting and other powers, preferences and relative, participating, optional or other special rights, if any, with such qualifications, limitations or restrictions on such powers, preferences and rights, if any, as shall be stated in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the General Corporation Law of the State of Delaware, and to the full extent permitted thereby; including, without limitation, any dividend rights, dividend rates, conversion rights and terms, voting rights, redemption rights and terms (including any sinking fund provisions), redemption price(s) and terms, and rights in the event of liquidation, dissolution or distribution of assets. Subject to any limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors may by resolution or resolutions likewise adopted increase or decrease (but not below the number of shares of such series then outstanding) the number of any such series subsequent to the issuance of shares of that series, and in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         FIFTH: No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the Corporation authorized by this Certificate of Incorporation or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the Corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any stock authorized by this Certificate of Incorporation, or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in their discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders, unless the Board of Directors, in its sole discretion, elects to do so.

         SIXTH: The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

         A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the


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Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

         Without action by the stockholders, the shares of stock may be issued by the Corporation from time to time for such consideration not less than the par value thereof, as may be fixed from time to time by the Board of Directors thereof, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon or for any further payment thereon.

         SEVENTH:  The Corporation is to have perpetual existence.

         EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

         NINTH: All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation.

         Elections of directors need not be by ballot.


         The Board of Directors shall consist of such number of directors as shall be determined from time to time in the manner provided by the Bylaws.

         The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director is elected; provided, however, that each initial director of Class I shall hold office until the annual meeting of stockholders in 1997; each initial director in Class II shall hold office until the annual meeting of stockholders in 1998; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1999.

         In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and
(ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

         Notwithstanding any of the foregoing provisions of this Certificate of Incorporation, each director shall serve until his successor is elected and qualified, or until his death, retirement, resignation or removal. Should a vacancy occur or be


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created, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs or by the sole remaining director of that class if only one such director remains, or by the majority vote of the members of the remaining classes if no such director remains. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he is elected.

         Notwithstanding any of the provisions of this Certificate of Incorporation, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors of the Corporation by the provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors fixing the terms and provisions of such class or series, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.

         Any director may be removed by the requisite vote of the holders of the shares of the Corporation then entitled to vote for the election of directors, but only for cause.

         Any amendment, alteration or repeal of this Article NINTH or any provision hereof shall require the approval of the holders of the shares of the Corporation representing at least 66-2/3% of the shares then entitled to vote thereon.

         IN FURTHERANCE AND NOT IN LIMITATION OF THE POWERS CONFERRED BY STATUTE, THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED:

         (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

         (b) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and/or to abolish any such reserve in the manner in which it was created.

         (c) To make, amend, alter, change, add to or repeal Bylaws for the Corporation without any action on the part of the stockholders. The Bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders; provided that, if FHP International Corporation ("FHP") does not acquire in excess of 20% of the outstanding shares of the Corporation's common stock from unsubscribed shares in the offering of rights to FHP's stockholders, any amendment relating to an increase or decrease in


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     the authorized number of directors constituting the entire Board of
     Directors or to the manner in which the number of directors is determined shall require the approval of the entire Board of Directors, or, if the amendment is made by the stockholders with respect to an increase in the authorized number of directors, by the affirmative vote of the stockholders of the Corporation representing at least 75% of the shares then entitled to vote thereon.

         (d) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation, including after-acquired property.

         (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of any stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or Bylaws or as authorized by a resolution of the stockholders or Board of Directors.

         (f) To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee, and of other committees, and to determine the amount of such compensation and fees.

         TENTH: A director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a stockholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors or of the Executive Committee, without including in such majority or quorum any director so interested or member of a firm so interested, or a stockholder, officer or director of a corporation so interested, or (2) by the written consent of the holders of record of a majority of all the outstanding shares of stock of the Corporation entitled to vote or the affirmative vote of the holders of a majority of the stock of the Corporation represented at any meeting at which a quorum is present, nor shall any director be liable to account to the Corporation for any profits realized by or from or through any such transaction or contract of the Corporation authorized, ratified or approved as aforesaid by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a stockholder, officer or director was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.


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         Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by the affirmative vote of the holders of a majority of the stock of the Corporation represented at any meeting at which a quorum is present and which is called for that purpose, shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or action.

         ELEVENTH: The affirmative vote of the holders of not less than 66-2/3% of the outstanding voting stock of the Corporation shall be required for the approval or authorization of any: (i) merger or consolidation of the Corporation with or into any other corporation; or (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity; provided, however, that such 66-2/3% voting requirement shall not be applicable if the Board of Directors of the Corporation shall have approved such transaction in clause (i) or (ii) by a resolution adopted by 66-2/3% of the members of the Board of Directors; provided however, that if FHP acquires in excess of 20% of the outstanding shares of the Corporation's common stock from unsubscribed shares in the offering of rights to FHP's stockholders, the affirmative vote of the holders of a majority of the outstanding voting stock of the Corporation or a resolution adopted by a majority of the members of the Board of Directors will be sufficient for such approval or authorization. For purposes of the immediately preceding sentence, the term "voting stock" shall mean shares of the capital stock of the Corporation which have the right to vote generally for the election of directors of the Corporation. Any amendment, alteration or appeal of this Article ELEVENTH or any provision hereof shall require the approval of the holders of shares of the Corporation representing at least 66 2/3% of the shares then entitled to vote thereon.

         TWELFTH: A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. The foregoing sentence notwithstanding, if the Delaware General Corporation Law hereafter is amended to authorize further limitations of the liability of a director of a corporation, then a Director of the Corporation, in addition to the circumstances in which a Director is not personally liable as set forth in the preceding sentence, shall be held free from liability to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the


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foregoing provisions of this Article TWELFTH by the stockholders of the
Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         Any amendment, alteration or repeal of this Article TWELFTH or any provision hereof shall require the approval of the holders of the shares of the Corporation representing at least 66-2/3% of the shares then entitled to vote thereon.

         THIRTEENTH: The stockholders of the Corporation shall not have the ability to take action by written consent; any action by the stockholders of the Corporation must be taken at an Annual Meeting or Special Meeting; provided however, that if FHP acquires in excess of 20% of the outstanding shares of the Corporation's common stock from unsubscribed shares in the offering of rights to FHP's stockholders, the stockholders will have the ability to take action by written consent.

         Any amendment, alteration or repeal of this Article THIRTEENTH or any provision hereof shall require the approval of the holders of the shares of the Corporation representing at least 75% of the shares then entitled to vote thereon.


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        IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been executed this ____ day of November, 1996.

                                        TALBERT MEDICAL MANAGEMENT HOLDINGS
                                        CORPORATION


                                        By: /S/ Jack D. Massimino
                                            -----------------------------------
                                            Jack D. Massimino
                                            President


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